Exhibit 99.1

For further information, contact:
John Spencer Ahn	Sue Kim
Investor Relations	Media Relations
408-222-7544	408-222-1942
johnahn@marvell.com	suekim@marvell.com

Marvell Technology Group Ltd. Reports First Quarter of Fiscal 2016 Financial Results

Santa Clara, Calif. (May 21, 2015) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a global leader in integrated silicon solutions, today reported financial results for the first quarter of fiscal year 2016, ended May 2, 2015.

Key First Quarter of Fiscal 2016 Financial Highlights

•	Revenue: Q1 FY 2016, $724 Million

•	GAAP Net Income: Q1 FY 2016, $14 Million

•	GAAP Diluted EPS: Q1 FY 2016, $0.03

•	Non-GAAP Net Income: Q1 FY 2016, $71 Million

•	Non-GAAP Diluted EPS: Q1 FY 2016, $0.13

•	Free Cash Flow: Q1 FY 2016, $44 Million

Second Quarter of Fiscal 2016 Financial Outlook

Marvell’s financial outlook does not include the potential impact of future share repurchases, pending litigation matters, business combinations, asset acquisitions or other investments that may be completed after May 20, 2015.

•	Revenue is expected to be in the range of $710 Million to $740 Million.

•	GAAP Gross Margin is expected to be in the range of 49.5% +/- 100 bps. Non-GAAP Gross Margin is expected to be in the range of 50.0% +/- 100 bps.

•	GAAP Operating Expenses are expected to be in the range of $350 Million +/- $10 Million. Non-GAAP Operating Expenses to be in the range of $305 Million +/- $10 Million.

•	GAAP Diluted EPS expected to be in the range of $0.02 +/- $0.01. Non-GAAP Diluted EPS expected to be in the range of $0.11 +/- $0.01.

First Quarter of Fiscal 2016

Revenue for the first quarter of fiscal 2016 was $724 million, down approximately 16 percent from $857 million in the fourth quarter of fiscal 2015, ended January 31, 2015, and down approximately 24 percent from $958 million in the first quarter of fiscal 2015, ended May 3, 2014.

GAAP net income for the first quarter of fiscal 2016 was $14 million, or $0.03 per share (diluted), compared with GAAP net income of $82 million, or $0.16 per share (diluted), for the fourth quarter of fiscal 2015, and $99 million, or $0.19 per share (diluted), for the first quarter of fiscal 2015.

Non-GAAP net income was $71 million, or $0.13 per share (diluted), for the first quarter of fiscal 2016, compared with non-GAAP net income of $131 million, or $0.25 per share (diluted), for the fourth quarter of fiscal 2015 and $144 million, or $0.27 per share (diluted), for the first quarter of fiscal 2015.

Marvell reports net income, basic and diluted net income per share, in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis as outlined below. Reconciliations of GAAP net income to non-GAAP net income for the three months ended May 2, 2015, January 31, 2015, and May 3, 2014 appear in the financial statements below. Non-GAAP net income, where applicable, excludes the effect of share-based compensation, amortization and write-off of acquired intangible assets, acquisition-related costs, restructuring and other exit related costs, litigation settlement, and certain one-time expenses and benefits.

GAAP gross margin for the first quarter of fiscal 2016 was 51.5 percent, compared to 51.4 percent for the fourth quarter of fiscal 2015 and 48.4 percent for the first quarter of fiscal 2015.

Non-GAAP gross margin for the first quarter of fiscal 2016 was 51.6 percent, compared to 51.8 percent for the fourth quarter of fiscal 2015 and 48.8 percent for the first quarter of fiscal 2015.

Shares used to compute GAAP net income per diluted share for the first quarter of fiscal 2016 were 527 million shares, compared with 522 million shares in the fourth quarter of fiscal 2015 and 521 million shares in the first quarter of fiscal 2015.

Shares used to compute non-GAAP net income per diluted share for the first quarter of fiscal 2016 were 535 million shares, compared with 533 million shares for the fourth quarter of fiscal 2015 and 530 million shares for the first quarter of fiscal 2015.

Cash flow from operations for the first quarter of fiscal 2016 was $59 million, compared to the $142 million reported in the fourth quarter of fiscal 2015 and the $235 million reported in the first quarter of fiscal 2015. Free cash flow for the first quarter of fiscal 2016 was $44 million, compared to the $121 million reported in the fourth quarter of fiscal 2015 and the $211 million reported in the first quarter of fiscal 2015. Free cash flow as presented above is defined as cash flow from operations, less capital expenditures and purchases of technology licenses reported under investing and financing activities in the consolidated statement of cash flows.

Under the company’s authorized share repurchase program, Marvell repurchased approximately 1.4 million shares for a total of $22 million in the first quarter of fiscal 2016. Marvell paid a quarterly dividend of $0.06 per share on April 2, 2015 to all shareholders of record as of March 12, 2015. Marvell intends to pay its next quarterly dividend of $0.06 per share on July 1, 2015 to all shareholders of record as of June 11, 2015.

The payment of future quarterly cash dividends on Marvell’s common shares is subject to, among other things, the best interests of its shareholders, its results of operations, cash balances and future cash requirements, financial condition, developments in ongoing litigation, statutory requirements of Bermuda law, and other factors that the board of directors may deem relevant.

Key First Quarter of Fiscal 2016 Product Announcements

•	Xiaomi Launches New Series of Smart Home Products Powered by Marvell’s Best-In-Class End-to-End Internet of Things Platforms

•	Samsung Launches New Global Mass Market Galaxy J1 LTE Smartphone Powered by Marvell’s Industry-Leading ARMADA Mobile PXA1908 Platform

•	Marvell’s Advanced Avastar Connectivity Solution Supports New Social Wi-Fi and Indoor Location Technologies

•	Marvell Partners with Google’s Advanced Technology and Products (ATAP) Group to Support Project Ara

•	Marvell Enhances Its LTE Broadcast Capabilities for Global Operators and OEMs with eMBMS Technology

•	Marvell Open Sources KinomaJS to Accelerate Growth of the Internet of Things Industry

•	Marvell Unveils ARMADA Mobile PXA1826 5-Mode 4G LTE Release 10 Modem Supporting Carrier Aggregation

•	Marvell’s IoT Platform is Industry’s First to Offer Full HomeKit Support to Hardware Manufacturers

•	Marvell Extends Lead in Android Set-top Box Segment with Launch of ARMADA 1500 Ultra Platform for 4K Entertainment

•	SendTek Announces G.hn Coaxial and Phoneline Gigabit Ethernet Bridge Powered by Marvell’s G.hn Technology to Support Market Migration from HPNA to G.hn Installations for Home Networking

•	Marvell Unveils Industry-Leading ZigBee Wireless Microcontroller SoC to Advance Smart Home and IoT Innovations

•	China Unicom Launches World’s First 399RMB 5” 4G LTE XiaoLaJiao Smartphone Powered by Marvell’s ARMADA Mobile SoC

Conference Call

Marvell will be conducting a conference call on Thursday, May 21, 2015 at 1:45 p.m. Pacific Time to discuss results for the first quarter of fiscal year 2016. Interested parties may join the conference call by dialing 1- 877-703-6102 or 1-857-244-7301, pass-code 47211925. The call will be webcast by Thomson Reuters and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until June 21, 2015.

Discussion of Non-GAAP Financial Measures

Non-GAAP financial measures exclude the effect of share-based compensation expense, amortization and write-off of acquired intangible assets, acquisition-related costs, restructuring and other exit-related costs, litigation settlement, and certain one-time expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core operating performance. Non-GAAP net income per share is calculated by dividing non-GAAP net income by non-GAAP weighted average shares outstanding (diluted). For purposes of calculating non-GAAP net income per share, the GAAP weighted average shares outstanding (diluted) is adjusted to exclude the potential benefits of share-based compensation expected to be incurred in future periods but not yet recognized in the financial statements. The expected compensation costs are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method and also include the dilutive/anti-dilutive effects of common stock options and restricted stock units.

Marvell believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. For further information regarding why Marvell believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to Marvell’s Current Report on Form 8-K filed today with the SEC. The Form 8-K is available on the SEC’s website at www.sec.gov as well as on the Marvell website in the Investor Relations section at www.marvell.com.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including: Marvell’s expectations and statements regarding its financial outlook for the second quarter of fiscal 2016; its dividend program including the declaration of, timing of, funding of, payment of and quarterly amount of dividends; and its use of non-GAAP financial measures as important supplemental information. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “can,” “will” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, among others: Marvell’s ability to compete in products and prices in an intensely competitive industry; Marvell’s reliance on the hard disk drive and mobile and wireless markets, which are highly cyclical and intensely competitive; costs and liabilities relating to current and future litigation; Marvell’s reliance on a few customers for a significant portion of its revenue; Marvell’s ability to develop and introduce new and enhanced products in a timely and cost effective manner and the adoption of those products in the market; seasonality in sales of consumer devices in which Marvell’s products are incorporated; uncertainty in the worldwide economic conditions; risks associated with manufacturing and selling a majority of Marvell’s products and Marvell’s customers’ products outside of the United States; and other risks detailed in Marvell’s SEC filings from time to time. When Marvell files its Quarterly Report on Form 10-Q for the first quarter of fiscal 2016, the financial statements may differ from the results disclosed in this press release because judgments and estimates that management used in preparing the financial results reported in this press release may need to be updated to the date of the filing. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in the Marvell’s latest Annual Report on Form 10-K for the year ended January 31, 2015 as filed with the SEC, and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

About Marvell

Marvell (NASDAQ: MRVL) is a global leader in providing complete silicon solutions and Kinoma® software enabling the “Smart Life and Smart Lifestyle.” From mobile communications to storage, Internet of Things (IoT), cloud infrastructure, digital entertainment and in-home content delivery, Marvell’s diverse product portfolio aligns complete platform designs with industry-leading performance, security, reliability and efficiency. At the core of the world’s most powerful consumer, network and enterprise systems, Marvell empowers partners and their customers to always stand at the forefront of innovation, performance and mass appeal. By providing people around the world with mobility and ease of access to services adding value to their social, private and work lives, Marvell is committed to enhancing the human experience.

As used in this release, the term “Marvell” refers to Marvell Technology Group Ltd. and its subsidiaries. For more information, please visit www.Marvell.com.

Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	May 2,	January 31,	May 3,
	2015	2015	2014
Net revenue	$724,288	$857,452	$957,830
Cost of goods sold	351,153	417,131	493,860

Gross profit	373,135	440,321	463,970
Operating expenses:
Research and development	280,114	285,497	295,363
Selling and marketing	36,174	37,235	38,358
General and administrative	41,027	34,651	30,573
Amortization and write-off of acquired intangible assets	2,568	3,100	6,689

Total operating expenses	359,883	360,483	370,983

Operating income	13,252	79,838	92,987
Interest and other income, net	5,167	4,382	1,925

Income before income taxes	18,419	84,220	94,912
Provision (benefit) for income taxes	4,329	2,527	(4,567)

Net income	$14,090	$81,693	$99,479

Basic net income per share	$0.03	$0.16	$0.20

Diluted net income per share	$0.03	$0.16	$0.19

Shares used in computing basic earnings per share	516,228	513,574	505,105
Shares used in computing diluted earnings per share	527,167	522,112	520,751

Marvell Technology Group Ltd.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	May 2,	January 31,
	2015	2015
Assets
Current assets:
Cash, cash equivalents and short-term investments	$2,500,915	$2,529,555
Accounts receivable, net	393,814	420,955
Inventories	339,859	308,162
Prepaid expenses and other current assets	91,151	85,368

Total current assets	3,325,739	3,344,040
Property and equipment, net	325,754	340,639
Long-term investments	10,111	10,226
Goodwill and acquired intangible assets, net	2,057,590	2,060,643
Other non-current assets	122,855	128,839

Total assets	$5,842,049	$5,884,387

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$297,050	$282,899
Accrued liabilities	258,345	286,357
Deferred income	61,093	68,120

Total current liabilities	616,488	637,376
Other non-current liabilities	94,289	100,922

Total liabilities	710,777	738,298

Shareholders’ equity:
Common stock	1,036	1,030
Additional paid-in capital	3,101,773	3,099,548
Accumulated other comprehensive income	80	308
Retained earnings	2,028,383	2,045,203

Total shareholders’ equity	5,131,272	5,146,089

Total liabilities and shareholders’ equity	$5,842,049	$5,884,387

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended
	May 2,	May 3,
	2015	2014
Cash flows from operating activities:
Net income	$14,090	$99,479
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,620	27,006
Share-based compensation	33,221	29,969
Amortization and write-off of acquired intangible assets	3,053	7,174
Other expense, net	916	1,470
Excess tax benefits from share-based compensation	(18)	(44)
Changes in assets and liabilities:
Accounts receivable	27,141	(63,578)
Inventories	(31,318)	(3,105)
Prepaid expenses and other assets	1,065	(2,161)
Accounts payable	17,125	85,128
Accrued liabilities and other non-current liabilities	(11,576)	(7,134)
Accrued employee compensation	(14,424)	30,001
Deferred income	(7,027)	30,932

Net cash provided by operating activities	58,868	235,137
Cash flows from investing activities:
Purchases of available-for-sale securities	(392,900)	(181,889)
Sales and maturities of available-for-sale securities	247,495	182,311
Investments in privately-held companies	—	(441)
Purchases of technology licenses	(3,606)	(8,111)
Purchases of property and equipment	(7,334)	(16,131)
Purchase of equipment previously leased	(10,240)	—

Net cash used in investing activities	(166,585)	(24,261)
Cash flows from financing activities:
Repurchase of common stock (a)	(20,273)	—
Proceeds from employee stock plans	13,013	19,092
Minimum tax withholding paid on behalf of employees for net share settlement	(22,310)	(24,286)
Dividend payments to shareholders	(30,910)	(30,172)
Payments on technology license obligations	(4,067)	—
Excess tax benefits from share-based compensation	18	44

Net cash used in financing activities	(64,529)	(35,322)

Net increase (decrease) in cash and cash equivalents	(172,246)	175,554

Cash and cash equivalents at beginning of period	1,210,977	965,750

Cash and cash equivalents at end of period	$1,038,731	$1,141,304

(a)	Marvell records all repurchases as well as investment purchases and sales, based on trade date in accordance with U.S. GAAP. Cash paid for repurchase of Marvell common shares includes a total of 1.4 million shares repurchased for $22.1 million in the first quarter of fiscal 2016, adjusted for repurchases of $1.8 million made within the final three days of the quarter that are accrued but not yet paid due to the standard settlement period that normally takes up to three days.

Marvell Technology Group Ltd.

Reconciliations from GAAP to Non-GAAP

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	May 2,	January 31,	May 3,
	2015	2015	2014
GAAP net income	$14,090	$81,693	$99,479
Share-based compensation	33,221	37,963	29,969
Amortization and write-off of acquired intangible assets	3,493	4,025	7,614
Restructuring and other exit-related costs	592	3,412	5,088
Litigation matters (a)	(1,700)	—	2,000
Other (b)	21,382	3,764	—

Non-GAAP net income	$71,078	$130,857	$144,150

GAAP weighted average shares - diluted	527,167	522,112	520,751
Non-GAAP adjustment	7,993	10,688	9,625

Non-GAAP weighted average shares diluted (c)	535,160	532,800	530,376

GAAP diluted net income per share	$0.03	$0.16	$0.19

Non-GAAP diluted net income per share	$0.13	$0.25	$0.27

GAAP gross profit:	$373,135	$440,321	$463,970
Share-based compensation	1,547	2,006	2,299
Amortization of acquired intangible assets	925	925	925
Litigation matters (a)	(1,700)	—	—
Other (b)	—	1,000	—

Non-GAAP gross profit	$373,907	$444,252	$467,194

GAAP gross margin	51.5%	51.4%	48.4%
Share-based compensation	0.2%	0.2%	0.3%
Amortization of acquired intangible assets	0.1%	0.1%	0.1%
Litigation matters (a)	-0.2%	—	—
Other (b)	—	0.1%	—

Non-GAAP gross margin	51.6%	51.8%	48.8%

GAAP research and development:	$280,114	$285,497	$295,363
Share-based compensation	(24,781)	(25,590)	(20,368)
Restructuring and other exit-related costs	—	(67)	(4,682)

Non-GAAP research and development	$255,333	$259,840	$270,313

GAAP selling and marketing:	$36,174	$37,235	$38,358
Share-based compensation	(2,577)	(3,069)	(2,928)
Restructuring and other exit-related costs	—	—	(48)

Non-GAAP selling and marketing	$33,597	$34,166	$35,382

GAAP general and administrative:	$41,027	$34,651	$30,573
Share-based compensation	(4,316)	(7,298)	(4,374)
Restructuring and other exit-related costs	(592)	(3,345)	(358)
Litigation matters (a)	—	—	(2,000)
Other (b)	(18,302)	(2,764)	—

Non-GAAP general and administrative	$17,817	$21,244	$23,841

GAAP provision (benefit) for income taxes	$4,329	$2,527	$(4,567)
Other (b)	(3,080)	—	—

Non-GAAP provision (benefit) for income taxes	$1,249	$2,527	$(4,567)

(a)	The amounts recorded do not relate to Marvell’s litigation with Carnegie Mellon University.
(b)	Other costs included in general and administrative expenses for the three months ended May 2, 2015 includes a cash payment of $15.4 million to Dr. Sehat Sutardja, the Company’s Chief Executive Officer (See “Note 15 - Subsequent Events” in the Notes to the Consolidated Financial Statements set forth in Part II, Item 8 of the Company’s Annual Report on Form 10-K for fiscal 2015). Other costs included in the provision for income taxes for the three months ended May 2, 2015 includes the corporate income tax effect of the $15.4 million cash payment. Other costs for all periods presented also includes costs associated with the surety bond to appeal the Carnegie Mellon University judgment.
(c)	For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the potential benefits of share-based compensation costs expected to be incurred in future periods but not yet recognized in the financial statements.

Marvell Technology Group Ltd.

Reconciliations from GAAP to Non-GAAP Outlook

(Unaudited)

(In millions, except per share amounts)

Second Quarter
Note : Amounts represent the midpoint of the expected range	Fiscal 2016
GAAP gross margin	49.5%
Share-based compensation, acquisition related costs, and other	0.5%

Non-GAAP gross margin	50.0%

Second Quarter
Fiscal 2016
GAAP operating expenses	$350
Share-based compensation, acquisition-related costs, restructuring, amortization of intangible assets and other	(45)

Non-GAAP operating expenses	$305

Second Quarter
Fiscal 2016
GAAP diluted earnings per share	$0.02
Share-based compensation, acquisition-related costs, restructuring, amortization of intangible assets and other	0.09

Non-GAAP diluted earnings per share	$0.11